EXHIBIT 10.4

NATIONAL  EDGAR  SERVICES  AND  CONTINENTAL  STOCK TRANSFER & TRUST CONFIDENTIAL
                           MEMORANDUM OF UNDERSTANDING


THIS  MEMORANDUM  OF  UNDERSTANDING  made as of this 10th day of February, 2003.

National EDGAR Services, Inc. ("National EDGAR") and Continental Stock Transfer & Trust Company ("Continental"), (jointly, the "Parties") hereby express their joint intent to enter into a mutually beneficial strategic relationship. The Parties desire to execute this non-binding Memorandum of Understanding (this "MOU") outlining the Parties' understanding of such relationship.

The Parties agree that execution of a copy of this MOU is acceptance of an understanding in principle between the Parties as set forth herein.

NON-BINDING
This MOU is not binding on the Parties and no Party will have any legal obligation, whether arising out of this MOU, to the other Party or to any other person or entity by reason of this MOU or any other matter contemplated hereby or giving rise hereto, unless and until the Parties execute one or more definitive agreements with respect to the subject matter hereof and then only to the extent set forth in such definitive agreements. Such definitive agreements, if so executed, will supersede any terms and conditions expressed in this MOU or any other communication between the Parties and will contain such terms, conditions, covenants, representations and warranties as are appropriate for transactions of that type. With exceptions noted above, nothing contained herein will obligate the Parties despite the use herein of the terms "shall," "will," or other obligatory words or phrases.

I.  UNDERSTANDING  IN  PRINCIPLE

A.  SCOPE
The Parties will work together to develop specific business opportunities and mutual commitments that contribute to the execution of each company's business plan, including:

1. application of each company's thought leadership and consulting in support of the other's business plan;
2. application of each company's brand, skills and / or technology to the other's business plan;
3.     joint  marketing  and  publicity  of the companies products and services.

This  joint  effort  has  the  appropriate  high-level  support  of  each Party.

B.  MUTUAL  RESPONSIBILITIES
The Parties agree to use reasonable commercial efforts in support of the Guiding Principles set forth in Article II below.

1. Each Party will assign the appropriate personnel within their own organizations to accomplish the tasks outlined.

2. Neither Party shall commit to expend capital on behalf of the other without the express written consent and the appropriate approval of the relevant operating entities of that Party and the other Party to this agreement.


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II.  GUIDING  PRINCIPLES

1. The Parties will primarily focus on, but not be limited to, the creation of mutual business opportunities associated with the execution of each company's business plan to continue growth in the area of professional services / service bureau activities.

2.     For  greater certainty, but without limiting any other provisions in this
MOU:

a) Continental will select National EDGAR as a preferred but non-exclusive supplier of "EDGARizing" services (including );

b) National EDGAR, through,51st State Systems, Inc., will provide technology products and services to Continental (such as web site development and hosting) at industry competitive pricing, on a mutually agreed basis;

c) National EDGAR and Continental will identify and develop joint opportunities to provide customer solutions to Continental's clients based National EDGAR's EDGARizing services;

d) Continental will provide National EDGAR with industry introductions as appropriate to Continental internal and external client, supplier, and partner contacts, on a mutually agreed basis;

e) National EDGAR and Continental will participate in joint press releases and other promotional activities on a mutually agreed basis, including direct mail promotions, web like exchanges, print advertising, and other joint activities; and,

f) National EDGAR grants use of, National EDGAR's logo and marketing copy to Continental's web site and other co-marketing efforts. Continental grants use of, Continental's logo and marketing copy to National EDGAR's web site and other co-marketing efforts. The use of either company's branding is subject to the respective company's usage, license and graphical standards.


3. Opportunities not addressed in this MOU ("Additional Opportunities") will be defined by scope, time, individual competencies, and management responsibility in a separate document.

4. Participation in each Additional Opportunity will be determined by the respective competencies and value contributed by the Parties.

5. The Parties may pursue this and Additional Opportunities through, but not limited to Joint Ventures, Formal and Informal Alliances, Third Party Agreements, Vendor/Customer Relationships, and Investment Financing.

6.     The  Parties  may  operate  within  multiple  geographies  .

7. This relationship shall at all times be subject to commercial reasonableness, common sense, and practicality.

8. Each Party will appoint a person(s) to represent their respective interests. Such representatives will hold discussions not less than once per quarter for the purpose of reviewing and discussing opportunities relevant to this MOU.


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III.  CONSENTS/APPROVALS/LEGAL  REQUIREMENTS

This MOU and the consummation of any material transactions contemplated herein shall be subject to any applicable legal or regulatory requirements or restrictions. If any aspect of a transaction requires consent from the Securities and Exchange Commission, or its Canadian counterpart, state or provincial public utility commission or similar regulatory body, the Parties will use their combined reasonable efforts (at their own expense) to obtain any such consent and other required consents. Either Party shall have the right to refuse to close any such transactions and/or terminate any definitive agreements in the event that the required consents and approvals are conditional or inadequate in any way.

IV.  EXPENSES

Each Party is responsible for its own expenses expended in achieving the goals of this MOU.

V.  CONFIDENTIALITY/PUBLICITY

The fact and existence of this MOU, the terms and conditions contained herein, as well as the substance of any negotiations between the Parties with respect to the matters contemplated herein are deemed confidential.

The terms and conditions of this MOU and all efforts arising therefrom will not be disclosed to third parties by either Party, including without limitation, by means of a press release, without the prior consent of the other Party, provided, however, that the foregoing shall not preclude the Parties from making any information available to their respective agents, representatives, attorneys, consultants, investors, lenders or prospective partners.

VI.  AGREEMENT  DURATION

This MOU shall have a planned duration of 2 years following the agreement date, with annual renewals to be confirmed at the end of each year of the agreement. It may be extended beyond the planned 2 year duration with mutual agreement from both parties.

VII     GOVERNING  LAW

This MOU and all attachments hereto shall be governed and construed in accordance with the laws of the State of New York, without regard to conflict of laws or principles.

                          Signatures on following page


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IN  WITNESS  THEREOF,  the  Parties have duly executed this Agreement, as of the effective  date.


                              )     NATIONAL  EDGAR  SERVICES,  INC.
                              )     /s/ Matthew  Sebal
                              )     --------------------------------
                              )     Matthew  Sebal



                              )     CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
                              )     /s/ Steven  Nelson,  CEO
                              )     --------------------------------
                              )     Steven  Nelson,  CEO


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